Exhibit 23.1

TSCHOPP, WHITCOMB & ORR, P.A.
2600 Maitland Center Parkway, Suite 330
Maitland, Florida 32751

The Board of Directors
VoIP, Inc.
(Formerly Millennia Tea Masters, Inc.)

We consent to the use of our report, dated January 30, 2004 with respect to our audit of the financial statements of Millennia Tea Masters, Inc. (subsequently known as VoIP, Inc.) as of December 31, 2003 and for the years ended December 31, 2003 and 2002 included in the Registration Statement on Form S-1 dated February 13, 2006 and to the reference to our firm under the heading “Experts” therein.

/s/ Tschopp, Whitcomb & Orr, P.A.

February 13, 2006